Dynatronics Corporation Announces Brian Baker as

New Chief Executive Officer and Director

Eagan, Minnesota (October 2, 2023) - Dynatronics Corporation (NASDAQ: DYNT), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today announced that on September 29, 2023 its Board of Directors promoted Brian Baker to Chief Executive Officer (CEO) and appointed Mr. Baker to its Board of Directors. His appointment comes after Dynatronics' former CEO, John Krier, announced in May of this year his intention to resign as CEO and member of the Board of Directors to pursue new professional opportunities.

Erin S. Enright Chairman of the Board of Directors expressed her gratitude for Mr. Krier's contributions to Dynatronics. Ms. Enright stated, "John's dedication and hard work led to significant transformation at the Company. Under his leadership Dynatronics weathered the dramatic impacts of the COVID-19 pandemic and strengthened its processes and systems to leverage our business well into the future. The Board of Directors wish John the best in his professional pursuits."  Mr. Krier will remain as an executive consultant and Interim Chief Financial Officer (CFO) while the Company continues its search for a permanent CFO.

"Our election of Brian as CEO reflects the Board's belief that his history in the business, strong customer and vendor relationships, and support from our employees position him well to lead our Company," Ms. Enright commented.

Mr. Baker originally joined Dynatronics in February of 2018 as President of the Therapeutic Products Division and later was appointed CEO in July 2019. Mr. Baker resigned as CEO in July of 2020 due to health issues, but rejoined Dynatronics as Chief Operating Officer (COO) in January 2022 and was given the additional title of President in May of 2023.

"I wish to thank the Board of Directors for their support and trust in my leadership. I look forward to focusing on strengthening our partnership with our customers and strategic vendors. I've witnessed the hard work and the loyalty of our employees, and together we will take Dynatronics to new heights," commented Mr. Baker as he begins his new CEO role.

Prior to joining Dynatronics, Mr. Baker was Vice President of Global Operations of SeaSpine Holdings Corporation from July 2015 to January 2018, and Vice President of Operations of the SeaSpine business within Integra LifeSciences Corporation from March 2015 to July 2015. From November 2013 until March 2015, he was an industry consultant advising on mergers and acquisitions and providing business process optimization services.

About Dynatronics Corporation

Dynatronics Corporation is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures, and sells a broad range of products for clinical use in physical therapy, rehabilitation, orthopedics, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, and hospitals. The Company's products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin, Solaris, Hausmann, PROTEAM, and Mammoth, among others.

More information is available at www.dynatronics.com.

Safe Harbor Notification

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include references to the Company's expectations and similar statements. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our statements regarding the Company's management transition, the overall performance of the Company, and relationships with customers and strategic vendors. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's annual, quarterly, and other reports filed with the Securities and Exchange Commission.  Dynatronics does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Dynatronics Corporation
Investor Relations
ir@dynatronics.com

For additional information, please visit: www.dynatronics.com

Connect with Dynatronics on LinkedIn

SOURCE: Dynatronics Corporation